UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2018 (October 24, 2018)

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36246	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Mill & Main Place, Suite 395 Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 648-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on January 12, 2018, AquaBounty Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC, as the representative of the underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company issued, among other things, warrants to purchase 3,692,307 shares of Common Stock (the “Warrants”). The exercise price of the Warrants is $3.25 per share.

On October 24, 2018, the Company entered into a Warrant Exercise Agreement (the “Exercise Agreement”) with certain holders of the Warrants (the “Exercising Holders”), which Exercising Holders own Warrants exercisable for 2,250,461 shares of Common Stock. Pursuant to the Exercise Agreement, the Exercising Holders and the Company agreed that the Exercising Holders would exercise their Warrants with respect to 2,250,461 shares of Common Stock underlying such Warrants for a reduced exercise price equal to $2.00 per share (the “Reduced Exercise Price”).

The Company expects to receive aggregate gross proceeds of approximately $4.5 million from the exercise of the Warrants by the Exercising Holders. In addition, the exercise will result in the reduction of warrants to purchase common stock, par value $0.001 per share, of the Company by approximately 56% and is not dilutive to existing security holders of the Company calculated on a fully diluted basis for outstanding warrants.

The description of the Exercise Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Exercise Agreement hereto as Exhibit 10.1.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Form of Warrant Exercise Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUABOUNTY TECHNOLOGIES, INC.

Date: October 25, 2018	By:	/s/ David A. Frank
David A. Frank Chief Financial Officer